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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)  APRIL 19, 1994





                             THE ACTAVA GROUP INC.

             (Exact name of registrant as specified in its charter)





       DELAWARE              1-5706                    58-0971455
  (State or other          (Commission               (IRS Employer
  jurisdiction of          File Number)              Identification No.)
  incorporation)





     4900 GEORGIA-PACIFIC CENTER, ATLANTA, GEORGIA           30303
       (Address of principal executive offices)            (Zip Code)





       Registrant's telephone number, including area code  (404) 658-9000
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Item 5.  Other Events.

         On April 19, 1994, John D. Phillips was elected president and chief executive officer of The Actava Group Inc. (the "Company"). Mr. Phillips was also elected to the Board of Directors of the Company. Mr. Phillips succeeds Charles R. Scott, who had served as the Company's president and chief executive officer since 1991. Mr. Scott resigned as a director but will continue as a senior officer of the Company at his current salary until December 31, 1994.

         In connection with the election of Mr. Phillips, an investment partnership led by Mr. Phillips and Michael P. Marshall purchased from the Company 700,000 shares of the Company's common stock for $4,462,500, representing a price of $6.375 per share. This price represents the last sale price of the Company's common stock on the New York Stock Exchange on April 11, 1994, the day before the Company announced that it was having discussions with Mr. Phillips. Mr. Phillips also entered into an Employment Agreement with the Company, providing that he would serve as Chief Executive Officer for a term extending through December 31, 1996 at an annual salary of $625,000 plus any bonus earned under the Company's Senior Officer Bonus Plan. Mr. Phillips also received an option to purchase 300,000 shares of the Company's common stock at a price of $6.375 per share.

         On April 12, 1994, the Company announced that it had received a proposal from Mr. Phillips which included an investment in a senior convertible preferred stock and certain other matters. The Board and Mr. Phillips agreed not to proceed with these matters at this time.

         Mr. Phillips is the former president and chief executive officer of Resurgeons Communications Group, Inc. ("Resurgeons"). Resurgeons was merged last year with Metromedia Communications Corporation and LDDS Communications, Inc. Prior to this merger, Resurgeons was a non-facilities based long distance telecommunications company that processed and transmitted operator-assisted long distance calls from multi-telephone facilities such as hotels and hospitals and from pay phones. Prior to serving as chief executive officer of Resurgeons, Mr. Phillips served as president and chief executive officer of Advanced Telecommunications Corporation, a long distance telecommunications company providing services in the southeastern and southwestern parts of the United States.

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits.


Exhibit No.               Description
- - -----------               -----------

(99)(a) Employment Agreement among The Actava Group Inc. and John D. Phillips dated April 19, 1994.

(99)(b)                   Option Agreement among The Actava Group Inc. and John
                          D. Phillips dated April 19, 1994.

(99)(c) Registration Rights Agreement among The Actava Group Inc., Renaissance Partners and John D. Phillips dated April 19, 1994.

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                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           THE ACTAVA GROUP INC.
                                           (Registrant)



Date:  May 4, 1994                         By: /s/ Walter M. Grant
                                              ------------------------------
                                               Walter M. Grant
                                               Senior Vice President,
                                               General Counsel and Secretary

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